As filed with the Securities and Exchange Commission on August 28, 2009
Registration No. 333-146822
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST EFFECTIVE AMENDMENT NO. 1
TO
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________

NV Energy, Inc.
(Exact name of registrant as specified in its charter)
_______________

NEVADA
(State or other jurisdiction of incorporation or organization)
_______________

88-0198358
(I.R.S. Employer Identification No.)
_______________

6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

NV Energy, Inc. Employee Stock Purchase Plan
NV Energy, Inc. 2003 Non-Employee Director Stock Plan
NV Energy, Inc. Executive Long-Term Incentive Plan
 (Full title of the plan)
_______________

Paul J. Kaleta, Esq.
Senior Vice President, General Counsel and Shared Services, Corporate Secretary

NV Energy, Inc.
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
James A. McDaniel, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

EXPLANATORY STATEMENT

NV Energy, Inc. is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (No. 333-146822) to update Exhibit 99.1 (NV Energy, Inc. Employee Stock Purchase Plan), to update Exhibit 99.2 (NV Energy, Inc. 2003 Non-Employee Director Stock Plan) and to update the references to Exhibit 4.1 (Amended and Restated Articles of Incorporation) and Exhibit 4.2 (By-laws), each in Part II, Item 8 of this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                      Exhibits

 See Index to Exhibits preceding the Exhibits included as part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 28, 2009.

NV ENERGY, INC.

By: /s/ William D. Rogers
William D. Rogers
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
* Michael W. Yackira	Director, Chief Executive Officer and President (Principal Executive Officer)	August 28, 2009

/s/ William D. Rogers William D. Rogers	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 28, 2009

/s/ E. Kevin Bethel E. Kevin Bethel	Chief Accounting Officer (Principal Accounting Officer)	August 28, 2009

* Philip G. Satre	Chairman of the Board	August 28, 2009

Joseph B. Anderson, Jr.	Director

* Glenn C. Christenson	Director	August 28, 2009

Susan F. Clark	Director

* Theodore J. Day	Director	August 28, 2009

Stephen E. Frank	Director

*
Brian J. Kennedy	Director	August 28, 2009

Maureen T. Mullarkey	Director

* John F. O’Reilly	Director	August 28, 2009

* Donald D. Snyder	Director	August 28, 2009

*By /s/ William D. Rogers
William D. Rogers, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated and Amended Articles of Incorporation of NV Energy, Inc., dated May 1, 2009 (filed as Exhibit 3.1 to Form 10-Q for quarter ended June 30, 2009)
4.2	By-laws of NV Energy, Inc., as amended through May 1, 2009 (filed as Exhibit 3.1 to Form 10-Q for quarter ended June 30, 2009)
5.1	Opinion of Choate, Hall & Stewart LLP (filed as Exhibit 5.1 to Form S-8 dated October 19, 2007)
5.2	Opinion of Woodburn and Wedge (filed as Exhibit 5.2 to Form S-8 dated October 19, 2007)
23.1	Consent of Deloitte & Touche LLP (filed as Exhibit 23.1 to Form S-8 dated October 19, 2007)
23.2	Consent of Choate, Hall & Stewart LLP (filed as Exhibit 23.2 to Form S-8 dated October 19, 2007)
23.3	Consent of Woodburn & Wedge (filed as Exhibit 23.3 to Form S-8 dated October 19, 2007)

24.1	Powers of Attorney (filed as Exhibit 24.1 to Form S-8 dated October 19, 2007)

*99.1	NV Energy, Inc. Employee Stock Purchase Plan, as amended
*99.2	NV Energy, Inc. 2003 Non-Employee Director Stock Plan, as amended
99.3	NV Energy, Inc. 2004 Executive Long-Term Incentive Plan (filed as Appendix A to 2004 Proxy Statement)
*  Filed herewith.

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